        EXHIBIT NO. 10.22 - FORM OF SPECIAL TERMINATION AGREEMENT, AS AMENDED, BETWEEN MID AMERICA BANK, fsb AND KENNETH RUSDAL AND
                                VARIOUS OFFICERS.

The attached Special Termination Agreement dated April 19, 1990, as amended, between Mid America Bank and Kenneth Rusdal is substantially identical in all material respects (except as otherwise noted below) with the other executive officer contracts listed below which are not being filed. By action of the Board of Directors of Mid America Bank, fsb, the term of each of these agreements has been extended to December 31, 2004.

        Parties to Special Termination Agreement:
        ----------------------------------------

        Mid America Bank and Gerard J. Buccino

        Mid America Bank and Michael J. Janssen

        Mid America Bank and William Haider

        Mid America Bank and Thomas Miers

        Mid America Bank and Sharon Wheeler

        Mid America Bank and David Kohlsaat (1)

        Mid America Bank and Mary Christine Roberg (1)

(1) The provisions contained in section 3(f) of the amended agreement under the heading "Effect of Certain Accounting Rules" are not included in the agreements of David Kohlsaat or Mary Christine Roberg.

                       MID AMERICA FEDERAL SAVINGS BANK
                         SPECIAL TERMINATION AGREEMENT


          This AGREEMENT is made effective as of April 19, 1990 by and between Mid America Federal Savings Bank (the "Bank"), a federally chartered savings institution, with its office at 55th & Holmes Street, Clarendon Hills, Illinois, and Kenneth Rusdal (the "Executive"). The Bank is the wholly-owned subsidiary of the Holding Company (the "Company"), a corporation organized under the laws of the State of Delaware.

          WHEREAS, the Bank recognizes the substantial contribution Executive has made to the Bank and wishes to protect his position therewith for the period provided in this Agreement; and

          WHEREAS, Executive has been elected to, and has agreed to serve in the position of Senior Vice President for the Bank, a position of substantial responsibility;

          NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.   TERM OF AGREEMENT.

          The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date of this Agreement and continuing at each anniversary date thereafter, this Agreement shall automatically renew for an additional year such that the remaining term shall be three (3) years unless written notice is provided to Executive, at least ten (10) days and not more than twenty (20) days prior to expiration of such period, then the term of this Agreement shall cease at the end of twenty-four (24) months following the next anniversary date, or unless the Executive's employment is voluntarily or involuntarily terminated with the Bank pursuant to
Section 2 hereof.

2.   PAYMENTS TO EXECUTIVE UPON CHANGE IN CONTROL.

          (a) Upon the occurrence of a Change in Control of the Bank or the Company (as herein defined) followed at any time during the term of this Agreement by the voluntary or involuntary termination of Executive's employment, other than for Cause, as defined in Section 2(c) hereof, the provisions of
Section 3 shall apply. Upon the occurrence of a Change in Control, Executive shall have the right to elect to voluntarily terminate his employment at any time during the term of this Agreement following any demotion, loss of title, office or significant authority, reduction in his annual compensation, or relocation of his principal place of employment by more than 50 miles from its location immediately prior to the Change in Control.

          (b) Definition of a Change in Control. A "Change in Control" of the Bank or the Company shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof including Section 574 of such regulations; or (iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities or makes an offer to purchase securities of the Bank or Holding Company representing 20% or more of the Bank's or Holding Company's outstanding securities ordinarily having the right to vote at an election of directors except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Board of Directors of the Company or the Bank on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the shareholders was approved by the Nominating Committee, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) merger, consolidation or sale of all or substantially all the assets of the Bank or Company occurs; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of the reorganization, merger or consolidation of the Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are exchanged for or converted into cash or property or securities not issued by the Bank or Company; or (e) a tender offer is made for 20% or more of the outstanding securities of the Bank or Holding Company.

          (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any material provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board of Directors of the Bank at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options or limited rights granted to Executive under any stock option plan of the Bank, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

3.   TERMINATION BENEFITS.

          (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the voluntary or involuntary termination of Executive's employment, other than for Termination for Cause, the Bank and the Company shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times the average annual base salary paid to Executive for the three (3) years immediately preceding Executive's termination. In the event the Executive has not been employed by the Bank or Holding Company during all or part of the three immediately preceding years, the annual base salary paid to Executive for such periods shall, for purposes of this Section 3, be deemed to be equal to the Executive's initial base salary upon commencing employment adjusted to reflect assumed annual base salary increases of ten percent (10%). At the discretion of Executive, upon an election pursuant to Section 3(e) hereof, such payment may be made in a lump sum immediately upon severance of Executive's employment or paid, on a pro rata basis, semi-monthly during the thirty-six (36) months following the Executive's termination.

          (b) Upon the occurrence of a Change in Control of the Bank or the Company followed at any time during the term of this Agreement by Executive's voluntary or involuntary termination of employment, other than for Termination for Cause, the Bank shall cause to be continued life, health and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his severance. Such coverage shall cease upon the earlier of Executive's obtaining similar coverage by another employer or twelve (12) months from the date of Executive's termination. In the event the Executive obtains new employment and receives less coverage for life, health or disability, the Bank shall provide coverage substantially identical to the coverage maintained by the Bank for the Executive prior to termination for a period of twelve (12) months.

          (c) Upon the occurrence of a Change in Control, the Executive will have such rights as specified in the Company's Incentive Stock Option Plan or any other employee benefit plan with respect to options and such other rights as may have been granted to Executive under such plans.

          (d) Upon a Change in Control, the Executive will be entitled to the benefits under the Bank's Management Recognition and Retention Plans.

          (e) On an annual basis Executive shall elect whether, in the event amounts are payable under Sections 3(a) hereof, such amounts shall be paid in a lump sum or on a pro rata basis pursuant to such sections. Such election shall be irrevocable for the year for which such election is made.

          (f) Notwithstanding the preceding paragraphs of this Section 3, in the event that:

          (i) the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986 (the "Code") or any successor thereto, and

          (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount", as determined in accordance with said Section 280G, and the Non-Triggering Amount would be greater than the aggregate value of the Termination Benefits (without such reduction) minus the amount of tax required to be paid by Executive thereon by Section 4999 of the Code, then the Termination Benefits shall be reduced to the Non-Triggering Amount. The allocation of the reduction required hereby among the Termination Benefits provided by the preceding paragraphs of this
          Section 3 shall be determined by Executive. In the event that Executive receives the Non-Triggering Amount pursuant to this paragraph (f) and it is subsequently determined by the Internal Revenue Service or judicial authority that Executive is deemed to have received an amount in excess of the Non-Triggering Amount, the Bank or Company shall pay to Executive an amount equal to the value of the payments or benefits in excess of the Non-Triggering Amount he is so deemed to have received.

4.   NOTICE OF TERMINATION.

          Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given); provided that if, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal there from having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

5.   SOURCE OF PAYMENTS.

          It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

6.   EFFECT ON PRIOR AGREEMENT AND EXISTING BENEFIT PLANS.

          This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

7.   NO ATTACHMENT.

          (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

          (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Bank and their respective successors and assigns.

8.   MODIFICATION AND WAIVER.

          (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

          (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.   REQUIRED REGULATORY PROVISIONS.

          (a) The Bank may terminate the Executive's employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 2(c) hereinabove.

          (b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) (12 USC 1818(e)(3)) or 8(g) (12 USC 1818(g)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and
(ii) reinstate (in whole or in part) any of the obligations which were suspended.

          (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e) (12 USC (S) 1818(e)) or 8(g) (12 USC (S) 1818(g)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

          (d) If the Bank is in default as defined in Section 3(x) (12 USC 1813(x)(1)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

          (e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (i) by the Federal Deposit Insurance Corporation, at the time FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) (12 USC (S)1823(c))of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989; or (ii) by the Office of Thrift Supervision ("OTS") at the time the OTS or its District Director approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the OTS or FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

10.  REINSTATEMENT OF BENEFITS UNDER 9(b).

          In the event Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice described in
Section 9(b) hereof (the "Notice") during the term of this Agreement and a Change in Control, as defined herein, occurs, the Bank will assume its obligation to pay and the Executive will be entitled to receive all of the termination benefits provided for under Section 3 of this Agreement upon the Bank's receipt of a dismissal of charges in the Notice.

11.  SEVERABILITY.

          If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

12.  HEADINGS FOR REFERENCE ONLY.

          The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

13.  GOVERNING LAW.

          The validity, interpretation, performance, and enforcement of this Agreement shall be governed by Federal law.

14.  ARBITRATION.

          Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

15.  PAYMENT OF LEGAL FEES.

          All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, which payments are guaranteed by the Company pursuant to Section 5 hereof.

16.  SIGNATURES.

          IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, on the 19th day of April, 1990.

ATTEST:                                    MID AMERICA FEDERAL SAVINGS BANK


/s/ Carolyn Pihera                         BY:  /s/ Allen Koranda
---------------------------                     -------------------------------
Secretary                                       Chief Executive Officer


WITNESS:


/s/ Catherine E. Rusdal                         /s/ Kenneth B. Rusdal
---------------------------                     -------------------------------
                                                Executive
Seal

                   AMENDMENT TO SPECIAL TERMINATION AGREEMENT
                   ------------------------------------------
                                 OF KEN RUSDAL
                                 -------------

The undersigned, in consideration of their mutual promises and other good and valuable consideration, hereby agree to amend the Special Termination Agreement of Ken Rusdal dated April 19, 1990 (the "Agreement") by adding the following two new sentences to the end of Section 2(b) of the Agreement:


     However, notwithstanding anything contained in this section to the contrary, a Change in Control shall not be deemed to have occurred as a result of an event described in (i), (ii) or (iii) (a), (c) or (e) above which resulted from an acquisition or proposed acquisition of stock of the Holding Company by a person, as defined in the OTS' Acquisition of Control Regulations (12 C.F.R. (S) 574) (the "Control Regulations"), who was an executive officer of the Holding Company on January 19, 1990 and who has continued to serve as an executive officer of the Holding Company as of the date of the event described in (i), (ii) or (iii) (a), (c) or (e) above (an "incumbent officer"). In the event a group of individuals acting in concert satisfies the definition of "person" under the Control Regulations, the requirements of the preceding sentence shall be satisfied, and thus a change in control shall not be deemed to have occurred, if at least one individual in the group is an incumbent officer.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective this August 28, 1990.


ATTEST:                                    MID AMERICA FEDERAL SAVINGS BANK


By:  /s/ Carolyn Pihera                    By:  /s/ Allen Koranda
     ------------------                         -----------------
     Carolyn Pihera                             Allen Koranda
     Corporate Secretary                        Chairman of the Board


                                           EMPLOYEE


                                           By:  /s/ Ken Rusdal
                                                ------------------
                                                    Ken Rusdal

                  Amendment to Special Termination Agreement
                               of Kenneth Rusdal

The undersigned, in consideration of their mutual promises and other good and valuable consideration, hereby agree to amend the Special Termination Agreement of Kenneth Rusdal dated April 19, 1990, as amended, (the "Agreement"), by revising the third paragraph of the Agreement as shown below, and by revising
Section 1 to read as shown below, all such amendments to be effective as of the date shown below.

(Revised third paragraph)

WHEREAS, Executive has been elected to and has agreed to serve in the position of Senior Vice President-Operations and Information Systems for the Bank, a position of substantial responsibility which will require Executive to render administrative and management services to the Bank such as are customarily performed by persons in a similar executive capacity;

(Revised Section 1)

1.  TERM OF AGREEMENT.

The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. At each anniversary date, the board of directors of the Bank ("Board") may extend the Agreement an additional year. The Board will review the Agreement and the Executive's performance annually for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting. In the event the Executive chooses not to renew the Agreement, the Executive shall provide the Bank with written notice at least ten (10) days and not more than twenty (20) days prior to such anniversary date. If either the Bank or the Executive chooses not to renew the Agreement for an additional period, the Agreement shall cease at the end of its remaining term unless the Executive's employment is voluntarily or involuntarily terminated with the Bank pursuant to Section 2 hereof.



IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective this August 10, 1992.


ATTEST:                                     MID AMERICA FEDERAL SAVINGS BANK


By:  /s/ Carolyn Pihera                     By:  /s/ Allen Koranda
     ------------------                          -----------------
         Carolyn Pihera                              Allen Koranda

Corporate Secretary                         Chairman and CEO



                                         EMPLOYEE



                                         By: /s/ Kenneth B. Rusdal
                                             --------------------
                                                 Kenneth Rusdal

                   Amendment to Special Termination Agreement
                               of Kenneth Rusdal

The undersigned, in consideration of their mutual promises and other good and valuable consideration, hereby agree to amend the Employment Agreement of Kenneth Rusdal dated April 19, 1990, as amended, (the "Agreement"), as shown below. Such amendments shall be effective as of the date shown below.

1.   Section 2(b)(iii)(a) shall be revised to read as follows:

     (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities or makes an offer to purchase and completes the purchase of securities of the Bank or Company representing 20% or more of the Bank's or the Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust:

2.   Section 2(b)(iii)(e) shall be revised to read as follows:

     (e) a tender offer is made and completed for 20% or more of the outstanding securities of the Bank or Company.

3.   Section 2(b)(iii)(d) shall be revised to read as follows:

     (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Company, and such proxy statement proposal is approved by the shareholders of the Company.

4.   Section 15, "Payment of Legal Fees" shall be amended to read as follows:

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, if the Executive is successful on the merits of such dispute or question pursuant to any legal judgement, arbitration or settlement. Such payments are guaranteed by the Company pursuant to Section 5 hereof.

6. Section 3(a) shall be amended by adding the following sentence at the end of this paragraph:

     "Notwithstanding the previous sentence, however, the Bank may, in its sole discretion, require such payments to be made in a lump sum."


IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective this December 21, 1993.


ATTEST:                                   MID AMERICA FEDERAL SAVINGS BANK

By: /s/ Carolyn Pihera                    By: /s/ Allen Koranda
    ------------------                        -----------------
    Carolyn Pihera                            Allen Koranda
    Corporate Secretary                       Chairman of the Board and
                                              Chief Executive Officer


                                          EMPLOYEE


                                          By:  /s/ Kenneth Rusdal
                                               ------------------
                                                   Kenneth Rusdal

                   Amendment to Special Termination Agreement
                               of Kenneth Rusdal

The undersigned, in consideration of their mutual promises and other good and valuable consideration, hereby agree to amend the Employment Agreement of Kenneth Rusdal dated April 19, 1990, as amended, (the "Agreement"), as shown below. Such amendments shall be effective as of the date shown below.

1.   Section 3(a) shall be revised to read as follows:

     Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the voluntary or involuntary termination of Executive's employment, other than for Termination for Cause, the Bank and the Company shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times the average annual compensation paid to Executive for the three (3) years immediately preceding Executive's termination. For purposes of the preceding sentence, compensation shall include only base salary plus payments made under the MAF Bancorp Executive Annual Incentive Plan (or such other annual cash incentive plan in effect with respect to years ending prior to July 1, 1993). At the discretion of Executive, upon an election pursuant to Section 3(e) hereof, such payment may be made in a lump sum immediately upon severance of Executive's employment or paid, on a pro rata basis, semi-monthly during the thirty-six (36) months following Executive's termination.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective this December 20, 1995.


ATTEST:                                  MID AMERICA FEDERAL SAVINGS BANK


By:  /s/ Carolyn Pihera                  By:  /s/ Allen Koranda
     -------------------                      ----------------------
     Carolyn Pihera                           Allen Koranda
     Corporate Secretary                      Chief Executive Officer


                                         EMPLOYEE


                                         By:  /s/ Kenneth Rusdal
                                              ----------------------
                                                  Kenneth Rusdal

          Amendment to Special Termination Agreement of Kenneth Rusdal


The undersigned, in consideration of their mutual promises and other good and valuable consideration, hereby agree to amend the Special Termination Agreement of Kenneth Rusdal dated April 19, 1990, as amended, (the "Agreement"), as shown below. Such amendment shall be effective as of the date shown below.


Section 3(f) shall be revised to read as follows:

Notwithstanding the preceding paragraphs of this Section 3, in the event it shall be determined that any payment or distribution of any type to or for the benefit of the Executive by the Bank, any of its affiliates, or any person who acquires ownership or effective control of the Bank or Holding Company or ownership of a substantial portion of the Bank's or Holding Company's assets (within the meaning of Section 280G of the Code, and the regulations thereunder) or any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), is subject to the excise tax imposed by Section 4999 of the Code or any similar successor provision or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then, except in the case of a Deminimus Excess Amount (as described below), the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes imposed upon the Gross-Up Payment (including any federal, state and local income, payroll or excise taxes and any interest or penalties imposed with respect to such taxes), the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments (not including any Gross-Up Payment).

In the event that the amount by which the present value of the Total Payments which constitute "parachute payments" (within the meaning of Section 280G of the Code)(the "Parachute Payments") exceeds three (3) times the Executive's "base amount" (within the meaning of Section 280G of the Code)(the "Base Amount") is less than 3% of the amount determined under Section 3(a) of this Agreement, such excess shall be deemed to be a Deminimus Excess Amount and the Executive shall not be entitled to a Gross-Up Payment. In such an instance, the Parachute Payments shall be reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's Base Amount; provided that such reduction shall not be made unless the Non-Triggering Amount would be greater than the aggregate value of the Parachute Payments (without such reduction) minus the amount of Excise Tax required to be paid by Executive thereon. The reduction required hereby shall be made by reducing the amount payable under Section 3(a) of this Agreement.

All determinations as to the portion, if any, of the Total Payments which constitute Parachute Payments, whether a Gross-Up Payment is required, the amount of such Gross-Up Payment, the amount of any reduction, and any amounts relevant to the foregoing paragraphs of this Section 3(f) shall be made by an independent accounting firm selected by the Bank, which may be the accounting firm then regularly retained by the Bank (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations, regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Bank and the Executive, within five (5) days of a date of termination, if applicable, or such earlier time as is requested by the Bank or the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax). Any determination by the Accounting Firm shall be binding upon the Bank and the Executive. As a result of uncertainty in the application of Sections 280G and 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, or as a result of a subsequent determination by the Internal Revenue Service or a judicial authority, it is possible that the Bank should have made Gross-Up Payments ("Underpayment"), or that Gross-Up Payments will have been made by the Bank which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of the Underpayment, the amount of such Underpayment shall be promptly paid by the Bank to or for the benefit of the Executive. In the case of an Overpayment, the Executive shall, at the direction and expense of the Bank, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Bank, and otherwise reasonably cooperate with the Bank to correct such Overpayment, including repayment of such Overpayment to the Bank.


Effect of Certain Accounting Rules. The Executive acknowledges that it is in the Bank and Holding Company's best interests to remain eligible to account for any business combination into which they may become a party under the "pooling-of-interests" method of accounting. The Bank does not believe that any provision of the foregoing Amendment to Special Termination Agreement will affect the Bank or Holding Company's ability to so account for any business combination. Due to the uncertainties associated with the accounting rules governing the pooling-of-interests method, however, it is possible that the provisions of this Amendment may impact the Bank or Holding Company's ability to use pooling-of-interests accounting for business combinations. Accordingly, in the event the Board of Directors determines it to be in the best interests of the Bank or Holding Company to account for a business combination under the pooling-of-interests method and, in the written opinion of the Accounting Firm referred to above, if any provision of this Amendment makes a business combination to which the Bank or Holding Company is a party ineligible for pooling-of interests accounting under the provisions of APB Opinion No. 16, as modified or amended, that but for such provision of this Amendment to Special Termination Agreement would otherwise be eligible for such accounting treatment, then the Bank and Executive agree that the terms of this Amendment shall be rescinded to the extent necessary to enable the business combination to so qualify for such accounting treatment.

IN WITNESS WHEREOF, the parties have executed this Amendment effective this October 26, 1999.



ATTEST:                                 MID AMERICA BANK, FSB


By:  /s/ Carolyn Pihera                 By:  /s/ Allen Koranda
   ------------------------------           ---------------------------------
     Carolyn Pihera                         Allen Koranda
     Corporate Secretary                    Chief Executive Officer


                                        EMPLOYEE


                                        By:  /s/ Kenneth Rusdal
                                           ----------------------------------
                                            Kenneth Rusdal

          Amendment to Mid America Bank Special Termination Agreement

Section 3(b) shall be revised to read as follows:
-------------------------------------------------
Upon the occurrence of a Change in Control of the Bank or the Company followed at any time during the term of this Agreement by Executive's voluntary or involuntary termination of employment, other than for Termination for Cause, the Bank shall cause to be continued life, health and disability coverage substantially identical to the coverage maintained by the Bank for Executive and his or her dependents prior to his severance. Such coverage shall cease upon the earlier of Executive's obtaining similar coverage by another employer or thirty-six (36) months from the date of Executive's termination. In the event the Executive obtains new employment and receives less coverage for life, health or disability, the Bank shall provide coverage substantially identical to the coverage maintained by the Bank for the Executive and his or her dependents prior to termination for a period of thirty-six (36) months from the date of Executive's termination.


IN WITNESS WHEREOF, the parties have executed this Amendment effective this December 20, 2000.

ATTEST:                                      MID AMERICA BANK, fsb



By:  /s/ Carolyn Pihera                      By:  /s/ Allen Koranda
     ------------------                           -----------------
     Carolyn Pihera                               Allen Koranda
     Corporate Secretary                          Chief Executive Officer



                                             EMPLOYEE



                                             By:  /s/ Kenneth Rusdal
                                                  ------------------